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EXHIBIT B.1 - PROMISSORY NOTE BETWEEN INCOMNET, INC. AND JERRY C. BUCKLEY

$500,000                                                         April 25, 1997


                              Woodland Hills, California

FOR VALUE RECEIVED, Incomnet, Inc., a California corporation (the "Maker") at 21031 Ventura Blvd. #1100, Woodland Hills, CA 91364 hereby promises to pay to the order of Jerry C. Buckley, an individual ("Payee") at 25572 Avenue Stanford, Valencia, California 91355, the principal sum of Five Hundred Thousand Dollars ($500,000), plus total interest of $108,290, commencing to accrue on April 25, 1998, payable as follows:

   -- $5,000 per month for the 12 month period commencing in the thirteenth month after the Closing Date and ending in the twenty-fourth month after the Closing Date or until the promissory note is paid in full;

   -- $13,563.58 per month for the next 12 months period commencing in the twenty-fifth month after the Closing Date and ending in the thirty-sixth month after the Closing Date or until the promissory note is paid in full;

   -- $18,556.08 per month for the next 12 months period commencing in the thirty-seventh month after the Closing Date and ending in the forty-eighth month after the Closing Date or until the promissory note is paid in full;

   -- $13,563.58 per month for the next 12 months period commencing in the forty-ninth month after the Closing Date and ending in the sixtieth month after the Closing Date or until the promissory note is paid in full.

   1. RIGHT OF PREPAYMENT. Maker has the right to prepay all or any portion of this Note at any time during its term without penalty. Such prepayments shall be applied first to interest and then to principal.

   2. DEFAULT. Any of the following shall constitute a default by Maker hereunder:

        -- The failure of the Maker to make any payment of principal or interest required hereunder within 30 days of the due date for such payment, as it may properly be extended pursuant to the terms of this Note; or

        -- The failure of Maker to fully perform any other material covenants and agreements under this Note and continuance of such failure for a period of 30 days after written notice of the default by Payee to the Maker.

Upon the occurrence of a default hereunder, Payee may, at its option, declare immediately due and payable the entire unpaid principal sum of this Note together with all accrued and unpaid interest owing at the time of such


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declaration pursuant to this Note.

   3. PAYMENT & LATE PAYMENT. This Note shall be payable in lawful money of the United States. Any payment that is more than 10 days late shall be subject to a late fee of 1.5% of the payment amount.

   4. PLACE OF PAYMENT. All payments on this Note are to be made or given to Payee at the address provided to Maker or to such other place as Payee may from time to time direct by written notice to Maker.

   5. WAIVER. Maker, for itself and its successors, transfers and assigns, waives presentment, dishonor, protest, notice of protest, demand for payment and dishonor in nonpayment of this Note, bringing of suit or diligence of taking any action to collect any sums owing hereunder or in proceeding against any of the rights and properties securing payment hereunder.

   6. SEVERABILITY. If any provision of this Note or the application thereof to any persons or entities or circumstances shall, to any extent, be invalid or unenforceable, the remainder of this Note shall not be deemed affected thereby and every provision of this Note shall be valid and enforceable to the fullest extent permitted by law.

   7. NO PARTNER. Payee shall not become or be deemed to be a partner or joint venturer with Maker by reason of any provision of this Note. Nothing herein shall constitute Maker and Payee as partners or joint venturers or require Payee to participate in or be responsible or liable for any costs, liabilities, expenses or losses of Maker.

   8. NO WAIVER. The failure to exercise any rights herein shall not constitute a waiver of the right to exercise the same or any other right at any subsequent time in respect of the same event or any other event.

   9. RIGHT OF OFFSET. In the event of any material default by the Payee under the terms of that certain Stock Purchase Agreement, dated April 29, 1997, by and between the Maker, the Payee and California Interactive Computing, Inc., the Maker will have the right to offset any damage, loss or cost suffered or incurred by the Maker as the result of said breach from the next payments due on this Note.

   10. GOVERNING LAW. This Note shall be governed by and construed solely in accordance with the laws of the State of California.

   IN WITNESS WHEREOF, Maker has executed this Note as of the date first hereinabove written.

               INCOMNET, INC.


               By: /s/ Melvyn Reznick
                   ------------------
                   Melvyn Reznick, President


               Attested By:  /s/ Stephen A. Caswell
                             ----------------------
                             Stephen A. Caswell, Secretary


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